Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-214863 of our report dated November 29, 2016, relating to the consolidated financial statements of MediGain, LLC and Subsidiaries, which was included in MTBC’s Current Report on Form 8-K filed on December 1, 2016. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

December 12 , 2016